Information required in proxy statement.
Schedule 14A Information
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
(Amendment No.          )

Filed by the Registrant [ X ]
Filed by a party other than the Registrant [   ]
Check the appropriate box:
[     ] Preliminary Proxy Statement
[     ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ X ] Definitive Proxy Statement
[     ] Definitive Additional Materials
[     ] Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

THE KNOT, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.

(3) Filing Party:

(4) Date Filed:

THE KNOT, INC.
462 Broadway, 6th Floor
New York, New York 10013

May 1, 2006

To the Stockholders of
THE KNOT, INC.:

       You are cordially invited to attend the Annual Meeting of Stockholders of The Knot, Inc., to be held at the offices of Proskauer Rose LLP, 1585 Broadway, 23rd Floor, New York, New York 10036 on Wednesday, May 24, 2006 at 9:00 a.m.

       Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting and Proxy Statement which you are urged to read carefully.

       If you do not plan to attend the Annual Meeting, please sign, date, and return the enclosed proxy promptly in the accompanying reply envelope. If you decide to attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

       We look forward to seeing you at the Annual Meeting.

DAVID LIU President, Chief Executive Officer and Chairman of the Board

YOUR VOTE IS IMPORTANT

       In order to assure your representation at the Annual Meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

THE KNOT, INC.
462 Broadway, 6th Floor
New York, New York 10013

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 24, 2006

To the Stockholders of
THE KNOT, INC.:

       NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Knot, Inc. (“The Knot”) will be held at the offices of Proskauer Rose LLP, 1585 Broadway, 23rd Floor, New York, New York 10036 on Wednesday, May 24, 2006 at 9:00 a.m. (the “Annual Meeting”) to consider and vote upon the following matters, which are more fully described in the accompanying Proxy Statement:

1. To elect two (2) nominees to the class of directors whose terms expire in 2009. The Board has nominated the following persons for re-election at the Annual Meeting: Ann Winblad and Matthew Strauss;

2. To ratify the appointment of Ernst & Young LLP as The Knot’s independent registered public accounting firm for the calendar year ending December 31, 2006; and

3. To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

       The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. All stockholders of record at the close of business on April 14, 2006 will be entitled to vote at the Annual Meeting and at any adjournment or postponement thereof. The stock transfer books of The Knot will remain open between May 14, 2006 and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the transfer books remain open prior thereto, at our offices during regular business hours.

By Order of the Board of Directors
RICHARD SZEFC Chief Financial Officer, Treasurer and Secretary

May 1, 2006

       YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

THE KNOT, INC.
462 Broadway, 6th Floor
New York, New York 10013

PROXY STATEMENT

General

       This Proxy Statement is furnished to the holders of common stock, par value $0.01 per share (the “Common Stock”), of The Knot, Inc., a Delaware corporation (“The Knot”), in connection with the solicitation by the Board of Directors (the “Board”) of The Knot for use at the annual meeting of stockholders and at any adjournment or postponement of the annual meeting (the “Annual Meeting”). The Annual Meeting will be held at the offices of Proskauer Rose, LLP, 1585 Broadway, 23rd Floor, New York, New York 10036 on Wednesday, May 24, 2006 at 9:00 a.m. All stockholders of record on April 14, 2006 will be entitled to notice of and to vote at the Annual Meeting. We intend to mail this Proxy Statement and the accompanying proxy (the “Proxy”) to our stockholders on or about May 2, 2006.

       The mailing address of our principal executive office is 462 Broadway, 6th Floor, New York, New York 10013.

Purpose of Meeting

       The specific proposals to be considered and acted upon at the Annual Meeting are summarized in the accompanying Notice of Annual Meeting of Stockholders (collectively, the “Proposals”). Each Proposal is described in more detail in this Proxy Statement.

Voting

       On April 14, 2006, the record date for determination of stockholders entitled to vote at the Annual Meeting, there were 23,364,210 shares of Common Stock outstanding held by stockholders of record. A list of stockholders eligible to vote at the Annual Meeting will be available for inspection at the Annual Meeting and, while the stock transfer books remain open prior thereto, during regular business hours at our principal executive office at the address specified above. You are entitled to one vote for each share of Common Stock you hold on April 14, 2006.

       The holders of a majority of the stock issued and outstanding and entitled to vote, present in person or by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present at the Annual Meeting. “Broker non-votes” are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted because instructions have not been received from the beneficial owner with respect to a particular matter for which the broker or nominee does not have discretionary power to vote.

       If a quorum is present, the two nominees who receive the greatest number of votes properly cast (in person or by proxy) will be elected as directors for terms expiring in 2009. Neither abstentions nor broker non-votes will have any effect on the outcome of voting with respect to the election of directors. Stockholders may not cumulate votes for the election of directors.

       Proposals other than for the election of directors shall be approved by the affirmative vote of the holders of a majority of the shares of the Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote thereon. Abstentions will be counted towards the tabulations of votes cast on these proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether such a proposal has been approved.

       Under the General Corporation Law of the State of Delaware, stockholders are not entitled to dissenter’s rights with respect to any matter to be considered and voted on at the Annual Meeting, and The Knot will not independently provide stockholders with any such right.

Proxies

       If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by the Board, FOR the ratification of Ernst & Young LLP as The Knot’s independent registered public accounting firm, and as the proxy holders deem advisable for all other matters as may properly come before the Annual Meeting.

       Any person giving a Proxy has the power to revoke it at any time before its exercise. It may be revoked by:

•	notifying the Secretary of The Knot in writing before the Annual Meeting;

•	delivering to the Secretary of The Knot before the Annual Meeting a signed proxy with a later date; or

•	attending the Annual Meeting and voting in person.

Solicitation

       We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this Proxy Statement, the Proxy and any additional soliciting materials furnished to stockholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs of forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by solicitation by telephone or other means by our directors, officers, employees or agents. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

PROPOSAL 1
ELECTION OF DIRECTORS

       The Knot’s Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), provides for a classified Board consisting of three classes of directors serving staggered three year terms. These classes are required to be as nearly equal in number as possible. Our Amended and Restated Bylaws provide for a Board consisting of such number of directors as may be fixed from time to time by resolution of the members of the Board or by our stockholders at an annual meeting of stockholders. Two directors are to be elected at the Annual Meeting for a term expiring at the 2009 annual meeting of stockholders or until a successor has been duly elected and qualified.

       The Board has nominated Ann Winblad and Matthew Strauss to stand for re-election to the class of directors whose terms expire at the 2009 annual meeting of stockholders or until a successor is elected and has qualified. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unavailable to serve. In the event any of the nominees are unable or decline to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who may be designated by the present Board to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the nominees named below.

Business Experience of Nominees for Election to Terms Expiring in 2009

       Ann Winblad (55) has served as one of our directors since April 1998. Ms. Winblad has been a managing member in each of the general partnerships of each of the venture funds in the Hummer

Winblad family of funds since 1989. She is a member of the board of trustees of the University of St. Thomas and is an advisor to numerous entrepreneurial groups such as the Software Development Forum and the Stanford/MIT Venture Forum. Ms. Winblad also serves on the boards of directors of several private companies and is a trustee of the University of St. Thomas. Ms. Winblad received a B.A. in Business Administration and Mathematics from the College of St. Catherine and an M.A. in Education with a focus in International Economics from the University of St. Thomas.

       Matthew Strauss (34) has served as one of our directors since June 2005. As of April 2006 and from June 2004 to March 2006, Mr. Strauss was Senior Vice President and Vice President, respectively, of Content Acquisition at Comcast Corporation. From November 1999 to April 2004, Mr. Strauss held various positions at Rainbow Media Communications and was Executive Vice President for Content Development just prior to joining Comcast Corporation. Mr. Strauss also serves on the boards of several private companies. Mr. Strauss received a B.S. in Finance from New York University.

Business Experience of Continuing Directors with Terms Expiring in 2007

       Sandra Stiles (56) has been our Chief Operating Officer since November 1998 and Assistant Secretary since September 1999. From November 1998 to May 1999, she served as our Chief Financial Officer. Ms. Stiles has served as one of our directors since May 1998. From September 1994 to October 1998, she was the Senior Vice President and Director of Operations for the Children’s Book and Value Publishing division of Random House. She also served as a Vice President and the Corporate Controller of Random House from October 1990 to August 1994. Ms. Stiles received a B.S. in Accounting from New York University.

       Charles Baker (39) has served as one of our directors since November 2005. Mr. Baker has been the Senior Vice President and Chief Financial Officer of Monster Worldwide, Inc. since 2005. From 1993 to 2005, Mr. Baker held various positions at Salomon Brothers (subsequently Smith Barney) and was a Managing Director in the Equity Research Department just prior to joining Monster Worldwide, Inc. Mr. Baker holds the Chartered Financial Analyst designation and is a former Chairman of the Media and Entertainment Analysts of New York Investment Society. Mr. Baker earned a B.A. from Yale College.

Business Experience of Continuing Directors with Term Expiring in 2008

       David Liu (40) is a co-founder of The Knot and has been our Chief Executive Officer and a director since our inception in May 1996. From January 1993 to May 1996, Mr. Liu served as Director of Production of RunTime Inc., a CD-ROM development firm that he co-founded with Carley Roney, our Editor-in-Chief. Prior to January 1993, Mr. Liu was the Director of Production at VideOvation, a subsidiary of Reader’s Digest. Mr. Liu received a B.F.A. in Film and Television from New York University. Mr. Liu is married to Ms. Roney.

       Lisa Gersh (47) has served as one of our directors since June 2005. Ms. Gersh has been the President, Chief Operating Officer and co-founder of Oxygen Network since 1998. From 1986 to 1998, Ms. Gersh served as a founding partner of the New York law firm Kaplan & Seiler LLP. Ms. Gersh received a B.A. in Political Science and Economics from the State University of New York Binghamton and earned her J.D. from Rutgers Law School.

Corporate Governance

       Overview. The Board of Directors has implemented a number of corporate governance enhancements to further strengthen the Board’s capacity to oversee The Knot and to serve the long-term interests of its stockholders. The Knot’s corporate governance policies, Board committee charters, codes of conduct and other documents setting forth The Knot’s corporate governance practices can be accessed in the “Investor Relations—Corporate Governance” section of The Knot’s website at www.theknot.com.

       Director Independence. In April 2006, the Board of Directors undertook its annual review of director independence. As a result of this review, the Board affirmatively determined that a majority of its directors (Mr. Baker, Ms. Gersh, Mr. Strauss and Ms. Winblad) are independent as defined by rule 4200 of the NASDAQ Stock Market (the “NASDAQ”) and rule 10A-3 promulgated by the Securities and Exchange Commission (the “SEC”). Rule 10A-3 provides a safe harbor position that a person who is not the beneficial owner, directly or indirectly, of more than 10% of our common stock, and who is not one of our executive officers, will not be deemed to be an affiliate of The Knot for purposes of satisfying the audit committee member independence rules.

       Presiding Director. The Presiding Director’s primary responsibilities include presiding over periodic executive sessions of the non-employee members of the Board of Directors and performing other duties that the Board may from time to time delegate to assist it in the fulfillment of its responsibilities. The non-employee members of the Board have determined that they will each serve in this position on a rotating basis from meeting to meeting.

       Codes of Conduct. The Board has adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Both codes of conduct can be accessed in the “Investor Relations—Corporate Governance” section of The Knot’s website at www.theknot.com, as well as any amendments to, or waivers under, the Code of Ethics for the Chief Executive Officer and Senior Financial Officers. Copies may be obtained by writing to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Investor Relations. The purpose of these codes of conduct and ethics is to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; to promote full, fair, accurate, timely and understandable disclosure in periodic reports required to be filed by The Knot; and to promote compliance with all applicable rules and regulations that apply to The Knot and its officers, directors and employees.

Communicating with the Board of Directors

       In order to communicate with the Board of Directors as a whole, with non-employee directors or with specified individual directors, correspondence may be directed to The Knot, Inc. at 462 Broadway, 6th Floor, New York, New York 10013, Attention: Corporate Secretary. All such correspondence will be forwarded to the appropriate director or group of directors.

Board Meetings and Committees

       The Board met a total of seven times and acted by written consent four times during the year ended December 31, 2005. The Board has a Compensation Committee and an Audit Committee.

       The Compensation Committee is currently composed of Mr. Strauss and Ms. Winblad. The Compensation Committee met two times and acted by written consent two times during the year ended December 31, 2005. The Compensation Committee evaluates performance and establishes and oversees executive compensation policy and makes decisions about base pay, incentive pay and any supplemental benefits for the Chief Executive Officer and our other Executive Officers. The Compensation Committee also administers our stock incentive plans and approves the grant of stock options and restricted stock, the timing of the grants, the price at which options are to be offered and the number of shares for which options and restricted stock are to be granted to our executive officers, directors and other employees. The Compensation Committee also performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors.

       The Audit Committee is currently composed of Mr. Baker, Ms. Gersh, Mr. Strauss and Ms. Winblad. The Audit Committee met six times in 2005. The Audit Committee appoints our independent auditors, subject to ratification by our stockholders, reviews the plan for and the results of the independent audit, approves the fees of our independent auditors, reviews with management and the independent auditors our quarterly and annual financial statements and our internal accounting, financial and disclosure controls, reviews and approves transactions between The Knot and its officers, directors and affiliates and performs other duties and responsibilities as set forth in a Charter approved by the Board of Directors. A copy of our Audit Committee Charter is attached as Appendix A to this Proxy Statement.

       Each member of the Compensation Committee and the Audit Committee is independent, as independence is defined by the listing standards of the NASDAQ and the applicable rules and regulations of the SEC. The Board has also determined that each member of the Audit Committee has the ability to read and understand financial statements and that Mr. Baker, Ms. Gersh and Ms. Winblad qualify as Audit Committee financial experts as defined by the rules of the SEC. The Compensation Committee and Audit Committee Charters can be accessed in the “Investor Relations—Corporate Governance” section of The Knot’s website at www.theknot.com.

       In addition to the meetings of the committees of the Board of Directors, our non-employee members of the Board of Directors met twice in executive session in 2005.

       Each director attended at least 75% of the aggregate of (i) the total meetings of the Board and (ii) the total number of meetings held by all Committees of the Board on which he or she served, that were held in 2005. The Knot’s policy on director attendance at annual meetings calls for directors to be invited but not required to attend annual meetings of stockholders. One director, Mr. Liu, our Chairman of the Board, attended the 2005 Annual Meeting of Stockholders.

       The Board of Directors does not have a standing nominating committee or committee performing similar functions. The Board has determined that it was appropriate not to have a nominating committee because of the relatively small size of the Board. The Board has affirmed, by resolution in April 2006, that a majority of the independent directors of the Board will recommend nominees for director. The independent directors of the Board, in carrying out the nomination function, will not operate under a charter. As disclosed above, each of the independent directors of the Board, who will carry out the nomination function, is independent, as independence is defined by the listing standards of NASDAQ and the applicable rules and regulations of the SEC. The independent directors of the Board intend to consider director nominees on a case-by-case basis, and therefore, have not formalized any specific, minimum qualifications that they believe must be met by a director nominee, identified any specific qualities or skills that they believe are necessary for one or more of our directors to possess, or formalized a process for identifying and evaluating nominees for director, including nominees recommended by stockholders.

       The Board of Directors has determined, in connection with the Board’s nomination function described above, that it is the policy of the independent directors acting in such capacity to consider director candidates that are recommended by stockholders. The independent directors will evaluate nominees for director recommended by stockholders in the same manner as nominees recommended by other sources. Stockholders wishing to bring a nomination for a director candidate before a stockholders meeting must give written notice to The Knot’s Corporate Secretary, pursuant to the procedures set forth under “Communicating with the Board of Directors” and subject to the deadline set forth under “Deadline for Stockholder Proposals.” The stockholder’s notice must set forth all information relating to each person whom the stockholder proposes to nominate that is required to be disclosed under applicable rules and regulations of the SEC and The Knot’s bylaws. The Knot’s bylaws can be accessed in the “Investor Relations—Corporate Governance” section of The Knot’s website at www.theknot.com.

Compensation Committee Interlocks and Insider Participation

       The members of our Compensation Committee during the year ended December 31, 2005 were Mr. Strauss, Ms. Winblad and Randy Ronning. Mr. Ronning resigned from the Board and the Compensation Committee in May 2005. Mr. Strauss was appointed to the Compensation Committee in June 2005.

       Mr. Strauss is the Vice President of Content Development at Comcast Corporation. Under royalty-free license agreements with Comcast Cable Communications, LLC and Comcast Online, we provide video-on-demand programming content and editorial content for use by these affiliates of Comcast Corporation in connection with their cable and online properties. We entered into these agreements to build further brand recognition for The Knot.

       During his period of service on our Board in 2005, Mr. Ronning was the Executive Vice President of Affiliate Relations, iQVC, and New Business Development at QVC. On April 13, 1999, we sold 4,000,000 shares of our Series B Preferred Stock at a price of $3.75 per share to QVC. QVC paid an aggregate of $15.0 million for the shares of Series B Preferred Stock and received a warrant to purchase 1,700,000 shares of our Common Stock at an exercise price of $5.00 per share. The Series B Preferred Stock converted into Common Stock on a one-for-one basis and the warrant became exercisable upon our initial public offering of Common Stock. The warrant expired unexercised on December 2, 2001. The Common Stock was assigned to QVC Interactive Holdings, LLC, subsequently renamed Interactive Technology Holdings (“ITH”). On January 31, 2005, in connection with the dissolution of ITH, the shares of our common stock held by ITH were distributed to Comcast QIH, Inc., an affiliate of Comcast Corporation.

Director Compensation

       The Automatic Option Grant Program of our 1999 Stock Incentive Plan (the “1999 Plan”) provides that each eligible non-employee director will automatically receive an immediately exercisable option to purchase 15,000 shares of Common Stock upon the director’s initial election or appointment to the Board. Each 15,000-share option will vest in a series of three (3) successive annual installments upon the optionee’s completion of each year of Board service over the three-year period measured from the option grant date. The Automatic Option Grant Program of our 1999 Plan also provides that, on the date of each annual meeting of stockholders, each non-employee Board member who is to continue to serve as a non-employee Board member will automatically be granted an immediately exercisable option to purchase 5,000 shares of Common Stock. Each annual 5,000-share option will vest upon the optionee’s completion of one (1) year of Board service measured from the option grant date. Any shares of common stock purchased under these options are subject to repurchase by us, at the exercise price paid per share, upon a director’s cessation of board service prior to vesting in those shares. Any outstanding repurchase rights automatically terminate in the event we are acquired by merger, asset sale or sale of more than 50% of our voting securities by the stockholders. The exercise price per share in effect for options granted to directors is the closing sale price of the Common Stock on the grant date.

       On May 17, 2005, the date of our last Annual Meeting of Stockholders, Ms. Winblad received an automatic grant to purchase 5,000 shares of Common Stock. The exercise price per share in effect under these options is $6.14, the fair market value per share of the Common Stock on the grant date. These options vest upon completion of one year of Board service.

       Effective June 2, 2005, the Board suspended the Automatic Option Grant Program, such that no new options will be granted under the program unless and until the Board reinstates the program. Any outstanding options previously granted under the program will not be affected by the suspension and will continue in full force and effect.

       On June 30, 2005, the Board ratified the adoption of the following policies by the Compensation Committee for cash and equity compensation for non-employee directors:

       Annual Service. Each non-employee director will receive a grant of 7,500 restricted shares of Common Stock upon initial appointment to the Board, which vest in three equal annual installments upon the director’s completion of each year of Board service over the three-year period measured from the grant date. In addition, on the date of each Annual Meeting of Stockholders, each non-employee director who is to continue to serve as a non-employee Board member will receive a grant of 2,500 restricted shares of Common Stock which vest upon the director’s completion of one (1) year of Board service measured from the grant date.

       Meeting Fees. Each non-employee director is entitled to receive $2,000 for each Board meeting attended in person and $500 for each Board meeting attended telephonically.

       Audit Committee Chairperson. In addition to the fees set forth above, the Chairperson of the Audit Committee is paid an annual fee of $5,000 as compensation for the additional responsibilities and duties of that position.

       Ms. Gersh and Mr. Baker were each granted 7,500 restricted shares of Common Stock in connection with their initial appointment to the Board in June 2005 and November 2005, respectively, which vest in three equal annual installments. To date, Mr. Strauss has elected not to receive cash or equity compensation in connection with his Board service.

       We continue to reimburse our directors for travel and other out-of-pocket costs incurred in connection with their attendance at meetings of the Board.

Vote Required

       The affirmative vote of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The two nominees for the class of directors whose terms expire at the 2009 annual meeting of stockholders receiving the highest number of affirmative votes of the stockholders entitled to vote at the Annual Meeting will be elected a director of The Knot. Pursuant to applicable Delaware law, abstentions and broker non-votes will have no effect on the outcome of the vote. Unless otherwise instructed, the proxyholders will vote each returned Proxy “FOR” the nominees named above.

Recommendation of the Board

       The Board of Directors recommends a vote “FOR” the nominees listed above.

PROPOSAL 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       The Audit Committee of The Board of Directors has reappointed the firm of Ernst & Young LLP, the independent registered public accounting firm for The Knot during the calendar year ended December 31, 2005, to serve in the same capacity for the calendar year ending December 31, 2006, and is asking the stockholders to ratify this appointment. Representatives of the firm of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

       The appointment of independent auditors is made annually by the Audit Committee and subsequently submitted to the stockholders for ratification. Before making its appointment of Ernst & Young LLP, the Audit Committee carefully considered that firm’s qualifications as the independent registered public accounting firm for the Company. This included a review of its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Ernst & Young LLP in all of these respects.

Fees

       Audit Fees. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our quarterly reports on Form 10-Q and for other attest services, primarily consents related to SEC registration statements, were $475,863 and $393,000 for 2005 and 2004, respectively.

       Tax Fees. The aggregate fees billed by Ernst & Young LLP for tax compliance, tax consulting and tax planning services were $89,940 and $98,082 for 2005 and 2004, respectively.

       Audit-Related Fees. No audit-related services were rendered by Ernst & Young LLP during 2005 and 2004.

       All Other Fees. The aggregate fees billed by Ernst & Young LLP for other services, primarily Sarbanes-Oxley consultation, were $8,500 during 2005. No other services were rendered by Ernst & Young LLP during 2005 and 2004 other than those described above.

Pre-Approval Policies and Procedures

       The Audit Committee pre-approves all audit and permissible non-audit services and has considered whether the provision of the services covered by the categories “Tax Fees” and “All Other Fees” are compatible with maintaining the independence of Ernst & Young LLP. The Audit Committee has authorized each of its members to pre-approve audit, audit-related, tax and non-audit services, provided that such approved service is reviewed with the full Audit Committee at its next meeting.

       As early as practicable in each fiscal year, Ernst & Young provides to the Audit Committee a schedule of the audit and other services that they expect to provide or may provide during the year. The schedule will be specific as to the nature of the proposed services, the proposed fees, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline the proposed services. Upon approval, this schedule will serve as the budget for fees by specific activity or service for the year.

       A schedule of additional services proposed to be provided by Ernst & Young or proposed revisions to services already approved, along with associated proposed fees, may be presented to the Audit Committee for their consideration and approval at any time. The schedule will be specific as to the nature of the proposed service, the proposed fee, and other details that the Audit Committee may request. The Audit Committee will by resolution authorize or decline authorization for each proposed new service.

Vote Required

       The affirmative vote of a majority of the stockholders represented and voting at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP. In the event the stockholders fail to ratify the appointment, the Audit Committee will reconsider its selection. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in The Knot’s and our stockholders’ best interests.

Recommendation of the Board

       The Board of Directors recommends a vote “FOR” the ratification of the selection of Ernst & Young LLP to serve as The Knot’s independent registered public accounting firm for the year ending December 31, 2006.

REPORT OF THE AUDIT COMMITTEE

       The charter of the Audit Committee of the Board of Directors specifies that the purpose of the Committee is to assist the Board of Directors in its oversight of:

•	The integrity of The Knot’s financial statements;

•	The adequacy of The Knot’s system of internal accounting and financial controls;

•	The appointment, engagement and performance of the independent registered public accounting firm and the evaluation of the independent auditors’ qualifications and independence; and

•	The Knot’s compliance with legal and regulatory requirements.

       The Charter of the Audit Committee is attached to this Proxy Statement as Appendix A.

       In discharging its responsibilities, the Committee is not itself responsible for the planning or the performance of audits, or for any determination that The Knot’s financial statements are complete and accurate, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of The Knot’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by The Knot. The Knot’s independent registered public accounting firm, Ernst & Young, LLP (“Ernst & Young”) is responsible for auditing The Knot’s financial statements and for reviewing The Knot’s unaudited interim financial statements.

       The Committee met six times during calendar year 2005. The Committee’s meetings included separate discussions with management and Ernst & Young.

       As part of its oversight of The Knot’s financial statements, the Committee reviewed and discussed with both management and Ernst & Young all annual financial statements and quarterly operating results prior to their issuance. Management represented to the Committee that each set of financial statements reviewed had been prepared in accordance with generally accepted accounting principles. The Committee discussed with Ernst & Young the matters required to be discussed pursuant to

Statement on Auditing Standards No. 61 (Communication with Audit Committees), including the quality of The Knot’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with Ernst & Young the critical accounting policies and practices used in the preparation of The Knot’s annual consolidated financial statements and whether there were any audit problems.

       The Committee discussed with Ernst & Young that firm’s independence from The Knot and management. The Committee obtained and reviewed the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and provided to the Committee by Ernst & Young. The Committee also discussed with Ernst and Young:

•	The firm’s internal quality control procedures;

•	Any material issues raised by the most recent internal quality control review (or peer review) of the firm; and

•	All relationships between the firm and The Knot.

       The Committee reviewed and pre-approved the fees for services rendered by Ernst & Young for calendar year 2005 and considered whether the provision of non-audit services by Ernst & Young in 2005 was compatible with maintaining the auditors’ independence.

       In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in The Knot’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

       The Committee has appointed Ernst & Young as The Knot’s independent registered public accounting firm for the calendar year ending December 31, 2006.

Audit Committee

Ann Winblad (Chair) Charles Baker Lisa Gersh Matthew Strauss

OWNERSHIP OF SECURITIES

       The following table sets forth certain information regarding the beneficial ownership of The Knot’s Common Stock as of April 14, 2006 by (i) each person or group of affiliated persons known by us to beneficially own more than five percent of our Common Stock, (ii) each of our directors and nominees for director, (iii) our named executive officers and (iv) all of our directors and executive officers as a group.

	Amount and Nature of Beneficial Ownership of Common Stock(2)
Name and Address of Beneficial Owner(1)	Number	Percent
David Liu(3)	1,136,828	4.8%
Sandra Stiles(4)	719,693	3.1
Richard Szefc(5)	764,077	3.2
Armando Cardenas-Nolazco(6)	35,417	*
Lisa Gersh(7)	7,500	*
Charles Baker(8)	7,500	*
Matthew Strauss	0	*
Ann Winblad(9)	15,000	*
Comcast Corporation and affiliates(10)	4,025,590	17.2
Federated Department Stores, Inc. and affiliate(11)	3,575,747	15.3
Austin W. Marxe(12)	2,419,106	10.4
David M. Greenhouse(12)	2,419,106	10.4
T. Rowe Price Associates, Inc.(13)	1,172,771	5.0
Capital Research and Management Company(14)	1,644,720	7.0
Time Warner Inc. and affiliate(15)	1,266,169	5.3
All directors and executive officers as a group (8 persons)(16)	2,686,014	10.9%

* Less than 1%.

(1)	Except as otherwise indicated, the persons named in the table directly own, and have sole voting and investment power with respect to, all shares of Common Stock shown as beneficially owned by them, subject to community property laws, where applicable. Beneficial ownership is calculated pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.
(2)	On April 14, 2006, 23,364,210 shares of Common Stock were issued and outstanding.
(3)	Includes 72,000 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 371,945 shares of Common Stock issuable upon the exercise of presently exercisable options and 17,778 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.
(4)	Includes 56,000 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 187,500 shares of Common Stock issuable upon the exercise of presently exercisable options and 13,889 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.
(5)	Includes 56,000 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 687,500 shares of Common Stock issuable upon the exercise of presently exercisable options and 13,889 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.
(6)	Includes 31,250 shares of Common Stock issuable upon the exercise of presently exercisable options and 4,167 shares of Common Stock issuable upon the exercise of options exercisable within 60 days.
(7)	Consists of 7,500 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.

(footnotes continued on next page)

(footnotes continued from previous page)

(8)	Consists of 7,500 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days.
(9)	Consists of 15,000 shares of Common Stock issuable upon the exercise of presently exercisable options which, if exercised, include 5,000 shares of common stock subject to repurchase rights by us that lapse within 60 days.
(10)	The information in this footnote is based upon information set forth in a Schedule 13G filed with the SEC on February 9, 2005 by Comcast Corporation (“Comcast”), Comcast Holdings Corporation (“CHC”) and Comcast QIH, Inc. (“CQIH”), as supplemented by information provided by Comcast to the Company after that date. Shares beneficially owned by Comcast are held of record by Comcast TKI Holdings, Inc. (“Comcast TKI”) and The Comcast Foundation. The address of Comast TKI is 1201 N. Market Street, Suite 1000, Wilmington, Delaware 19801. The address of The Comcast Foundation is 1500 Market Street, Philadelphia, Pennsylvania 19102.
(11)	The information in this footnote is based, in part, upon information set forth in a Schedule 13G/A filed with the SEC on February 17, 2005 by The May Department Stores Company (“May”). Consists of 3,575,747 shares of Common Stock held of record by May. May was acquired by Federated Department Stores, Inc. through a merger effective August 30, 2005. The address of The May Department Stores Company is 611 Olive Street, St. Louis, Missouri 63101-1799. The address of Federated Department Stores, Inc. is 7 West Seventh Street, Cincinnati, OH 45202.
(12)	The information in this footnote is based upon information set forth in a Schedule 13G/A filed with the SEC on February 15, 2006 by Austin W. Marxe (“Marxe”) and David M. Greenhouse (“Greenhouse”), who are the controlling principals of AWM Investment Company, Inc. (“AWM”), the general partner of and investment adviser to Special Situations Cayman Fund, L.P. (“Cayman”). AWM also serves as the general partner of MGP Advisers Limited Partnership (“MGP”), the general partner of and investment adviser to Special Situations Fund III, L.P. (“SSF3”) and Special Situations Fund III QP, LP (“SSFQP”). Marxe and Greenhouse are also members of SST Advisers, L.L.C. (“SSTA”), the general partner of and investment adviser to Special Situations Technology Fund, L.P. (“Technology”) and Special Situations Technology Fund II, L.P. (“Technology II”). The Schedule 13G/A states that 2,419,106 shares are beneficially owned by Marxe and Greenhouse, of which 542,719 shares are owned by Cayman, 132,056 shares are owned by SSF3, 35,281 shares are owned by Technology, 202,506 shares are owned by Technology II and 1,506,544 shares are owned by SSFQP. The Schedule 13G/A further states that Marxe and Greenhouse have shared power to vote and the shared power to dispose of all 2,419,106 shares. The address of Marxe and Greenhouse is 153 East 53rd Street, 55th Floor, New York, New York 10022.
(13)	The information in this footnote is based upon information set forth in a Schedule 13G/A filed with the SEC on February 14, 2006 by T. Rowe Price Associates, Inc. (“Price Associates”) and T. Rowe Price New Horizons Fund (“TRPNHF”). Consists of 1,172,771 shares owned by various individual and institutional investors for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. Price Associates may be deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The Schedule 13G/A further states that Price Associates has the sole power to vote 48,000 shares and the sole power to dispose of all 1,172,771 shares and that TRPNHF has sole power to vote 750,000 shares. The address of Price Associates and TRPNHF is 100 E. Pratt Street, Baltimore, Maryland 21202.
(14)	The information in this footnote is based upon information set forth in a Schedule 13G/A filed with the SEC on February 10, 2006 by Capital Research and Management Company (“Capital”) and SMALLCAP World Fund, Inc. (“SWF”). Consists of 1,644,720 shares owned by various investment companies for which Capital serves as investment advisor. Capital may be deemed to be a beneficial owner of such securities; however, Capital expressly disclaims that it is, in fact, the beneficial owner of such securities. The Schedule 13G/A further states that Capital has the sole power to dispose of all 1,644,720 shares and SWF has sole power to vote 1,200,000 shares. The address of Capital and SWF is 333 South Hope Street, Los Angeles, California 90071.

(footnotes continued on next page)

(footnotes continued from previous page)

(15)	The information in this footnote is based, in part, upon information set forth in a Schedule 13G/A filed with the SEC on February 14, 2006 by Time Warner Inc. Consists of 799,900 shares of Common Stock held of record by America Online, Inc. (“AOL”), a wholly owned subsidiary of Time Warner Inc., and 466,269 shares presently issuable upon exercise of a warrant held of record by AOL. The warrant is subject to certain anti-dilution provisions. The address of Time Warner Inc. is 75 Rockefeller Plaza, New York, New York 10019.
(16)	Includes 199,000 shares of restricted Common Stock that are subject to repurchase rights by us, for $0.01 per share, that do not lapse within 60 days. Includes 1,545,695 shares of Common Stock issuable upon the exercise of options which are currently vested or which vest within 60 days of April 14, 2006, and 5,000 shares of Common Stock issuable upon the exercise of presently exercisable options which, if exercised, are subject to repurchase rights by us that lapse within 60 days.

MANAGEMENT

       The following table sets forth, as of April 14, 2006, the name, age and position of each of our executive officers and other key employees.

Name	Age	Position
David Liu	40	President, Chief Executive Officer and Chairman of the Board
Sandra Stiles	56	Chief Operating Officer, Assistant Secretary and Director
Richard Szefc	56	Chief Financial Officer, Treasurer and Secretary
Armando Cardenas-Nolazco	44	Chief Technology Officer
Carley Roney	37	Editor-in-Chief

       David Liu is our President, Chief Executive Officer and Chairman of the Board. See “Business Experience of Continuing Directors with Terms Expiring in 2008” for a discussion of Mr. Liu’s business experience. Mr. Liu is married to Ms. Roney.

       Sandra Stiles is our Chief Operating Officer and a director. See “Business Experience of Continuing Directors with Terms Expiring in 2007” for a discussion of Ms. Stiles’s business experience.

       Richard Szefc has served as our Chief Financial Officer since May 1999 and our Treasurer and Secretary since September 1999. From July 1998 to May 1999, Mr. Szefc was an independent consultant. From April 1990 to June 1998, Mr. Szefc served as Executive Vice President and Chief Financial Officer of Random House. Mr. Szefc received a B.S. in Economics from the University of Pennsylvania.

       Armando Cardenas-Nolazco has served as our Chief Technology Officer since December 2004. From June 2003 to November 2004, he served as Senior Director of Technology Research and Development for Harcourt Assessment, Inc. From December 2001 to May 2003, he served as Chief Technology Officer for DEVX.com. From January 2001 to December 2001, he was a Senior Strategy Consultant and Chief Technology Officer for BroadVision Management Consulting, LLC. From March 2000 to December 2000, he served as Chief Technology Officer for Dean & Deluca. From October 1998 to March 2000, he served as a Managing Director supporting various web trading sites for Charles Schwab.

       Carley Roney is a co-founder of The Knot. She has served as our Editor-In-Chief since our inception in May 1996. From May 1996 to September 1999, she also served as Vice President of Creative Development. From January 1994 to May 1996, she served as President at RunTime Inc., a CD-ROM development firm that she co-founded with David Liu. Ms. Roney received a M.A. in Cultural Studies and a B.F.A. in Film and Television from New York University. Ms. Roney is married to Mr. Liu.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

       The following table sets forth information concerning the aggregate compensation paid to our Chief Executive Officer and each of our other executive officers (the “Named Executive Officers”) for services rendered in all capacities to us for the years ended December 31, 2005, 2004 and 2003:

Summary Compensation Table

		Annual Compensation(1)			Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus ($)	Securities Underlying Options (#)
David Liu President, Chief Executive Officer and Chairman of the Board	2005 2004 2003	333,000 315,000 294,166		127,821 52,500 144,820	— 160,000 160,000
Sandra Stiles Chief Operating Officer, Assistant Secretary and Director	2005 2004 2003	297,333 281,667 266,667		77,580 95,000 139,187	— 125,000 125,000
Richard Szefc Chief Financial Officer, Treasurer and Secretary	2005 2004 2003	283,333 278,333 266,667		99,997 95,000 139,187	— 125,000 125,000
Armando Cardenas-Nolazco Chief Technology Officer	2005 2004	200,000 16,667	(2)	61,843 —	— 100,000

(1)	The aggregate amount of perquisites and other personal benefits did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each Named Executive Officer and has therefore been omitted.
(2)	Mr. Cardenas-Nolazco was hired effective December 1, 2004. His annualized salary for 2004 was $200,000.

Stock Options

       We did not grant any stock options or stock appreciation rights to the Named Executive Officers during the year ended December 31, 2005.

       The following table summarizes the exercise of common stock options by the Named Executive Officers during the year ended December 31, 2005 and the value of unexercised options held by such officers as of December 31, 2005.

Option Exercises And Holdings

			Number of Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(2)
Name	Shares Acquired on Exercise(#)	Value Realized ($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable
David Liu	—	—	345,277	106,668	3,136,224	825,610
Sandra Stiles	194,334	1,547,987	166,665	83,335	1,364,987	645,013
Richard Szefc	—	—	666,665	83,335	6,539,987	645,013
Armando Cardenas-Nolazco	—	—	25,000	75,000	159,750	479,250

(1)	Value realized is defined as the fair market price of our Common Stock on the date of exercise less the exercise price, multiplied by the number of shares underlying the exercised options.

(footnotes continued on next page)

(footnotes continued from previous page)

(2)	Value is defined as the fair market price of our Common Stock at December 30, 2005 less the exercise price, multiplied by the number of shares underlying the specific options. On December 30, 2005, the closing selling price of a share of our Common Stock on the Nasdaq National Market was $11.44.

Employment Agreements and Change of Control Arrangements

       On November 2, 1998, we entered into an employment contract with Ms. Stiles, our Chief Operating Officer, which is terminable at any time. In the event of her termination without cause, Ms. Stiles is entitled to one year’s salary plus certain benefits. As of April 14, 2006, Ms. Stiles’s annual salary was $300,000.

       On May 31, 1999, we entered into an employment contract with Mr. Szefc, our Chief Financial Officer, which is terminable at any time. In the event of his termination without cause, Mr. Szefc is entitled to one year’s salary plus certain benefits. As of April 14, 2006, Mr. Szefc’s salary was $290,000.

       In the event that we are acquired by merger, asset sale or sale of more than 50% of our voting securities by the stockholders, all of the options awarded to Mr. Liu, Ms. Stiles and Mr. Szefc during the years ended December 31, 2004 and 2003 provide that each outstanding option, to the extent outstanding at that time but not otherwise fully exercisable, shall immediately prior to the effective date of such change in control become exercisable as fully-vested shares of Common Stock for the greater of: (i) all of the option shares which would otherwise have become exercisable during the first 12 months following the effective date of the change of control as if optionee remained in service throughout such 12-month period, and (ii) fifty percent (50%) of the option shares for which the option would otherwise not be exercisable immediately prior to the effective date of the change in control.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The Compensation Committee offers this report regarding compensation for The Knot’s Executive Officers and Chief Executive Officer.

       General Compensation Policy. The fundamental policy of the Compensation Committee is to provide The Knot’s Executive Officers with competitive compensation opportunities based upon their contribution to The Knot’s development and financial success and their personal performance. The Committee, with this objective in mind, recommends to the Board compensation packages for the Executive Officers designed to retain and attract top quality management and to encourage them to contribute to the achievement of The Knot’s business objectives. In addition, the Committee attempts to establish compensation packages that are comparable to the packages received by executives of comparable businesses through a review of the executive compensation levels of a comparison group of companies including information compiled from the proxy statements of these companies. The comparison group is less inclusive than the indices in the performance graph, which includes a large number of companies. The Committee believes this smaller group of companies gives a more accurate indication of the market for executive services in which The Knot competes.

       Executive Officers are compensated with a combination of salary and incentives designed to encourage efforts to achieve both the short-term and long-term goals of The Knot. The compensation structure attempts to reward both individual contributions as well as The Knot’s overall performance. The principal factors which the Committee considered with respect to each Executive Officer’s compensation package for 2005 are summarized below. The Committee may, however, in its discretion apply entirely different factors in advising the Chief Executive Officer and the Board with respect to executive compensation for future years.

       The basic components of the compensation packages for the Executive Officers include the following:

•	Base Salary

•	Annual Incentives

•	Long-Term Incentives

       Base Salary. The base salary for each Executive Officer is determined on the basis of the following factors: experience, personal performance, the median salary levels in effect for similar positions within the comparison group of companies and internal base salary comparability considerations. The weight given to each of these factors differs from individual to individual, as the Committee deems appropriate. Base salaries are generally reviewed on an annual basis, with adjustments made in accordance with the factors indicated above. In addition, in reviewing annual adjustments, the Committee takes into account the Knot’s performance in the calendar year then ended.

       Annual Incentives. The annual incentive compensation of Executive Officers is closely related to The Knot’s performance. The 2005 Annual Incentive Compensation Plan for Executive Officers (the “Cash Incentive Plan”) was designed to reward each participant based on The Knot’s financial performance together with such participant’s individual performance during the year. For calendar year 2005, The Knot’s financial performance targets included the attainment of consolidated revenue and net income goals.

       Under the Cash Incentive Plan, a participant’s incentive is a percentage of his/her base salary. The incentive ranges from 33 1⁄3% of base salary if The Knot attains the financial performance target, up to 70% to 100% of base salary, depending on corporate title and responsibilities, if The Knot exceeds the financial performance targets. In each case, the actual incentive payment may be less than the formula incentive amount that is based on The Knot’s financial performance, depending on whether and the extent to which individual performance objectives are also achieved.

       Long-Term Incentive Compensation. Long-term incentives have historically been provided through grants of stock options. The grants are designed to align the interests of each Executive Officer with those of The Knot’s stockholders and provide each individual with a significant incentive to manage The Knot from the perspective of an owner with an equity stake in the company. Each option grant allows the individual to acquire shares of Common Stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (up to ten years). Each option generally becomes exercisable in installments over periods ranging up to 4 years, contingent upon the Executive Officer’s continued employment with The Knot. Accordingly, the option grant will provide a return to the Executive Officer only if the Executive Officer remains employed during the vesting period, and then only if the market price of the underlying shares appreciates. The Committee considered each executive’s level of responsibility and opportunity to influence The Knot’s financial results, comparable awards made to executives in similar positions within the comparison group of companies and the number of vested and unvested options held by each executive at the time of the new grant. The Committee did not grant additional options to the executive officers during 2005.

       Restricted stock grants may also be made to Executive Officers and other management and key employees to support retention and provide incentives for performance. On January 3, 2006, an aggregate grant of 184,000 shares of restricted Common Stock was made to certain Executive Officers for future services. Fifty percent of these restricted Common Shares vest on August 31, 2007 and the remaining 50% vest thereafter in a series of 24 equal monthly installments.

       CEO Compensation. The plans and policies discussed above were the basis for the 2005 compensation of the Chief Executive Officer, Mr. David Liu. Mr. Liu received a base salary of $333,000. In addition, Mr. Liu’s received a cash incentive bonus for calendar 2005 of $127,821. Under the 2005 Cash Incentive Plan, Mr. Liu’s incentive bonus could range from 33 1⁄3% of base salary to 100% of base salary based on the actual financial performance of The Knot compared to designated corporate financial targets and the achievement of individual performance objectives. Mr. Liu did not receive any additional stock option or restricted stock grants during calendar 2005. In connection with the grant of restricted Common Shares to certain Executive Officers on January 3, 2006, Mr. Liu received 72,000 restricted Common Shares.

       Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code, enacted in 1993, generally disallows a tax deduction to publicly held companies for compensation exceeding $1 million paid to certain of the corporation’s Executive Officers. The limitation applies only to compensation which is not considered to be performance-based. The non-performance based compensation paid to the Executive Officers for the calendar year 2005 did not exceed the $1 million limit per officer, nor is it expected that the non-performance based compensation to be paid to the

Executive Officers for calendar year 2006 will exceed that limit. Because it is very unlikely that the cash compensation payable to any of the Executive Officers in the foreseeable future will approach the $1 million limit, the Committee has decided at this time not to take any other action to limit or restructure the elements of cash compensation payable to the Executive Officers. The Committee will reconsider this decision should the individual compensation of any Executive Officer ever approach the $1 million level.

Compensation Committee

Matthew Strauss (Chair) Ann Winblad

Stock Performance Graph

       The graph below compares the yearly percentage change in The Knot’s cumulative total stockholder return on the Common Stock with the cumulative total return of (i) the Nasdaq Stock Market-United States Index and (ii) the Russell 2000 Index. We compare the total return on the Common Stock with the Russell 2000 Index because we do not believe we can reasonably identify a peer group consisting of issuers similar to The Knot for purposes of the stock performance comparison.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG KNOT INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE RUSSELL 2000 INDEX

0

200

400

600

800

1,000

1,200

1,400

D

O

L

L

A

R

S

12/01

12/02

12/03

12/04

12/05

12/00

KNOT INC.

NASDAQ STOCK MARKET (U.S.)

RUSSELL 2000

*	$100 invested on 12/31/00 in stock or index—including reinvestment of dividends for the indexes. No cash dividends have been declared on The Knot's Common Stock. Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

       Notwithstanding anything to the contrary set forth in any of The Knot’s previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate by reference this proxy statement or future filings made by The Knot under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and the Stock Performance Graph are not deemed filed with the Securities and Exchange Commission, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by The Knot under those statutes, except to the extent that The Knot specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with QVC, Inc.

       On April 13, 1999, we sold 4,000,000 shares of our Series B Preferred Stock at a price of $3.75 per share to QVC, Inc. (“QVC”). QVC paid an aggregate of $15.0 million for the shares of Series B Preferred Stock and received a warrant to purchase 1,700,000 shares of our Common Stock at an exercise price of $5.00 per share. The Series B Preferred Stock converted into Common Stock on a one-for-one basis and the warrant became exercisable upon our initial public offering of Common Stock. The warrant expired unexercised on December 2, 2001. The Common Stock was assigned to QVC Interactive Holdings, LLC, subsequently renamed Interactive Technology Holdings, LLC (“ITH”)). On January 31, 2005, in connection with the dissolution of ITH, the shares of our Common Stock held by ITH were distributed to Comcast QIH, Inc., an affiliate of Comcast Corporation.

       We also entered into a services agreement with QVC, which we believe was on terms and conditions no less favorable to us than we could have obtained from an unaffiliated third party. Our services agreement with QVC expired in December 2003; however, pursuant to the agreement, we had the option to continue to operate under the services agreement for an additional l80 days. We discontinued the use of QVC’s services in May 2004. For the years ended December 31, 2004 and 2003, we purchased merchandise and incurred warehousing, fulfillment and distribution and billing costs under the agreement in the aggregate amounts of $33,000 and $123,000, respectively.

Relationship with Federated Department Stores, Inc. (“Federated”)

       On February 19, 2002, we entered into a Common Stock Purchase Agreement (the “Agreement”) with May Bridal Corporation (“May Bridal”), an affiliate of The May Department Stores Company, pursuant to which we sold 3,575,747 shares of Common Stock to May Bridal for $5,000,000 in cash. The Agreement provides that if we propose to sell, transfer or otherwise issue any common or preferred stock or other interest convertible into Common Stock (“equity interests”) to any third party (other than shares previously reserved or certain shares which shall be reserved for future issuance pursuant to stock incentive plans approved by the Board of Directors or stockholders of The Knot) and which transaction would dilute May Bridal’s interest in the Common Stock or voting power of The Knot prior to such transaction by more than one percentage point, then we would offer May Bridal the right to acquire a similar equity interest, on the same terms and conditions as offered to the third party, in such amount as to preserve its percentage interest in the Common Stock and voting power of The Knot. If we propose to acquire any equity interest from a third party, which transaction would result in May Bridal’s interest in the Common Stock or voting power of The Knot exceeding 20%, then we would offer to acquire equity interests from May Bridal on the same terms as offered to the third party, to permit May Bridal to own less than 20% of the Common Stock or voting power of The Knot after the transaction. In addition, under an amendment to the Agreement dated November 11, 2003, so long as May Bridal owns more than 10% of the Common Stock or voting power of The Knot, May Bridal would have the right to designate one member of the Board of Directors of The Knot and to nominate and submit such person for election by the stockholders of The Knot. In November 2003, May Bridal waived its right to acquire equity interests in connection with our sale of Common Stock (2,800,000 shares), to two institutional investor groups for gross proceeds of $10,500,000.

       On February 19, 2002, we also entered into a Media Services Agreement with May pursuant to which The Knot and May develop integrated marketing programs to promote and support those May department store companies that offer wedding registry services. The Media Services Agreement, as amended, had an initial term of three years expiring in February 2005 and may be automatically extended for up to three additional one-year terms unless terminated by May. In November 2004 and 2005, the Media Services Agreement was automatically extended through February 2006 and February 2007, respectively.

       May Bridal was merged into May in January 2005. Federated acquired May through a merger effective August 30, 2005. Currently, Federated is not exercising its right to designate one member of the Board of Directors of The Knot.

       For the years ended December 31, 2005, 2004 and 2003, we recorded revenues under the Media Services Agreement in the amounts of $292,000, $488,000 and $253,000, respectively. In addition, we recorded revenue under other advertising agreements with May affiliates and with certain Federated affiliates subsequent to August 30, 2005, which aggregated $932,000, $535,000 and $406,000 for the years ended December 31, 2005, 2004 and 2003, respectively.

       At December 31, 2005 and 2004, we had recorded receivables in connection with the Media Services Agreement and the other agreements with May and Federated affiliates of $340,000 and $99,000, respectively.

Relationship with America Online, Inc.

       On July 23, 1999, we entered into an Amended and Restated Anchor Tenant Agreement (the “AOL Agreement”) with America Online, Inc. (“AOL”). Pursuant to the AOL Agreement, we issued a warrant to purchase 366,667 shares of our common stock at $7.20 per share, subject to certain anti-dilution provisions. As of April 14, 2006, the effect of these anti-dilution provisions was to reduce the exercise price under the warrant to $5.66 per share and to increase the number of shares for which the warrant may be exercised to 466,269. The warrants expire in July 2007.

       In September 2004, we entered into an Agreement of Settlement and Mutual Release (the “Settlement”) with AOL, pursuant to which we made a cash payment of $1.2 million to AOL constituting full and final settlement of amounts due with respect to the AOL Agreement. As a result of the Settlement, we reversed the portion of a previously recorded $2.4 million liability to AOL that was in excess of the amount paid and recorded a non-cash benefit of $1.2 million as a reduction of sales and marketing expense.

Relationship with Comcast Corporation and Affiliates

       Under royalty-free license agreements with Comcast Cable Communications, LLC and Comcast Online, we provide video-on-demand programming content and certain editorial content for use by these affiliates of Comcast Corporation in connection with their cable and online properties. We entered into these agreements to build further brand recognition for The Knot.

Relationship with Oxygen Media LLC

       In January 2003, “Real Weddings from The Knot” premiered on the Oxygen Network. The Knot collaborated with Oxygen in the creation and production of the series, which followed couples planning through their wedding process in the weeks leading up to their nuptials. In January 2004, we debuted a wedding gown fashion program called “Bridal Fashion Exclusive from The Knot” also on Oxygen, along with a second series of “Real Weddings for The Knot”. Oxygen has continued to renew these programs annually, including five new episodes of real weddings and two bridal fashion programs, which aired in January 2006. Through these shows, we expand the awareness of our brand and services to a broad national audience. There are no payments made by The Knot and Oxygen to each other in connection with the agreements surrounding the programming.

Miscellaneous

       The Certificate of Incorporation eliminates, subject to certain exceptions, directors’ personal liability to The Knot or our stockholders for monetary damages for breaches of fiduciary duties. The Certificate of Incorporation does not, however, eliminate or limit the personal liability of a director for (i) any breach of the director’s duty of loyalty to The Knot or our stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

       Our Amended and Restated Bylaws provide that we shall indemnify our directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law, and may indemnify our other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, we have entered into indemnification agreements with our directors and officers. The indemnification agreements contain provisions that require us, among other things, to indemnify our directors and executive officers against certain liabilities (other than liabilities arising from intentional or knowing and culpable violations of law) that may arise by reason of their status or service as our directors or executive officers or other entities to which they provide service at our request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers. We have obtained an insurance policy covering our directors and officers for claims that such directors and officers may otherwise be required to pay or for which we are required to indemnify them, subject to certain exclusions.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Securities Exchange Act of 1934, as amended, requires The Knot’s officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

       Based solely on a review of (i) the copies of such reports furnished to The Knot and (ii) the written representations received from one or more of such reporting persons or entities that no annual Form 5 reports were required to be filed by them for 2005, we believe that, during 2005, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% stockholders were satisfied in a timely manner, except that Matthew Strauss filed a Form 3 three days late in connection with his election to the Board on June 2, 2005 (which Form 3 was required to have been filed within ten days of such date) and Randy Ronning filed a Form 4 four days late in connection with the dissolution of ITH.

DEADLINE FOR STOCKHOLDER PROPOSALS

       Stockholder proposals that are intended to be presented at our annual meeting of stockholders to be held in 2007 must be received by us no later than January 1, 2007, if such proposals are to be included in the proxy statement and related proxy materials relating to that meeting pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended. In addition, under The Knot’s bylaws, any proposal for consideration at our annual meeting of stockholders to be held in 2007 submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by The Knot’s Secretary at our principal executive offices between the close of business on January 24, 2007 and the close of business on February 23, 2007, and is otherwise in compliance with the requirements set forth in The Knot’s bylaws, which can be accessed in the “Investor Relations—Corporate Governance” section of The Knot’s website at www.theknot.com. The proxy solicited by the Board of Directors for the annual meeting of stockholders to be held in 2007 will confer discretionary authority to vote as the proxy holders deem advisable on any stockholder proposal which is considered untimely.

ANNUAL REPORT

       The Knot filed an Annual Report on Form 10-K for the calendar year ended December 31, 2005 with the Securities and Exchange Commission on March 17, 2006. Stockholders may obtain a copy of this report, without charge, upon written request, by writing to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013. The report is also available through our website at www.theknot.com.

       A copy of The Knot’s Annual Report for the calendar year ended December 31, 2005 is being mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this proxy statement and is not considered proxy solicitation material.

       In order to reduce printing and postage costs, only one Annual Report or Proxy Statement, as applicable, will be mailed to multiple stockholders sharing an address unless the Company receives contrary instructions from one or more of the stockholders sharing an address. If your household has received only one Annual Report and one Proxy Statement, the Company will deliver promptly a separate copy of the Annual Report and the Proxy Statement to any stockholder who sends a written request to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013. If your household is receiving multiple copies of the Company’s annual reports or proxy statements and you wish to request delivery of a single copy, you may send a written request to Investor Relations at our executive offices, which are located at 462 Broadway, 6th Floor, New York, New York 10013.

OTHER BUSINESS

       The Board knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the Annual Meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment. Discretionary authority with respect to such other matters is granted by the execution of the accompanying proxy.

By Order of the Board of Directors
RICHARD SZEFC Chief Financial Officer, Treasurer and Secretary
Dated: May 1, 2006

[THIS PAGE INTENTIONALLY LEFT BLANK]

Appendix A

THE KNOT, INC.
AUDIT COMMITTEE CHARTER

Purpose of the Committee

       The Audit Committee is a standing Committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to: (i) the integrity of the Company’s financial statements, the financial reporting process and the systems of internal accounting and financial controls; (ii) the appointment, engagement and performance of the independent auditors and the evaluation of the independent auditors’ qualifications and independence; and (iii) the Company’s compliance with legal and regulatory requirements. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the independent auditors and management of the Company and to resolve any disagreements between the management and the independent auditors regarding financial reporting.

       In discharging its responsibilities, the Committee is not itself responsible for the planning or the performance of audits, or for any determination that the Company’s financial statements are complete and accurate, or in accordance with generally accepted accounting principles. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

       The Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and it is authorized to retain, at the expense of the Company, independent legal, accounting or such other advisors as it may deem necessary or advisable to carry out its duties.

       The Committee is also responsible for the preparation of the audit Committee report required by the rules of the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement.

Committee Membership

       The Committee shall be comprised of at least three independent members of the Company’s Board of Directors, and each member of the Committee shall meet the independence requirements as defined in the National Association of Securities Dealers Listing Standards and the rules and regulations of the SEC. No Committee member shall be an affiliated person of the Company or receive compensation other than in his or her capacity as a member of the Audit Committee, the Board of Directors or other Board Committee, as defined in applicable SEC rules.

       Each member of the Committee shall be financially literate, as such qualification is interpreted by the Company’s Board of Directors in its business judgment pursuant to the listing standards. At least one member of the Committee shall be a “financial expert” as defined by the SEC.

       The Board of Directors shall appoint the members of the Committee and its Chairman. Subject to the requirements of the listing standards, the Board may appoint and remove Committee members in accordance with the Company’s by-laws.

Meetings

       The Committee shall meet as often as it deems necessary or advisable but not less frequently than quarterly. The Committee shall keep written minutes of its meetings and deliver copies of the minutes to the corporate secretary for inclusion in the corporate records. During each of its regular meetings, the Committee members shall meet separately with the Company’s independent auditors with no members of management present. The Committee shall report to the Board of Directors on the major items covered at each Committee meeting and shall make recommendations to the Board and management as appropriate. The Committee may request any officer or employee of the Company or the Company’s outside counsel or its independent auditor to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee. A quorum for the transaction of business at any meeting of the Committee shall consist of two Committee members.

Committee Responsibilities and Authority

       The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The following shall be the principal duties and responsibilities of the Committee:

A. Review of Annual and Quarterly SEC Filings. The Committee shall review with management and the independent auditors the annual audited financial statements and quarterly financial statements, including management’s discussion and analysis, and (i) all critical accounting policies and practices, (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, (iii) any changes in the accounting policies or principles applied by the Company, (iv) the reasonableness of significant judgments, (v) the clarity of the disclosures in the financial statements, (vi) any material correcting adjustments that have been identified by the independent auditors and any material unadjusted differences, (vii) any major issues as to the adequacy of the Company’s internal controls, (viii) any special steps taken in light of material control deficiencies, and (ix) other written material communications between the independent auditor and management. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, applicable law or listing standards. Based on such review and discussion, the Committee shall make a determination whether to recommend to the Board of Directors that the audited financial statements should be included in the Company’s Annual Report to Stockholders.

B. Review of Disclosure Controls and Procedures. The Committee shall review with the Chief Executive Officer and the Chief Financial Officer, and other Company officers, the Company’s disclosure controls and procedures and shall review periodically, but not less frequently than quarterly, management’s conclusions about the effectiveness of such disclosure controls and procedures, including any deficiencies in, or material non-compliance with, such controls and procedures.

C. Review of Internal Control Functions. The Committee shall review with management and the independent auditors, management’s annual internal control report, and the attestation of such report by the independent auditors. Management and the independent auditors shall report promptly to the Committee any significant deficiencies in the design or operation of the Company’s internal controls, material weaknesses in internal controls and any fraud (regardless of materiality) involving persons having a significant role in the internal controls, as well as any significant changes in internal controls implemented by management during the most recent reporting period of the Company.

D. Engagement/Oversight of Independent Auditors. The Committee shall be solely responsible for the appointment of the Company’s independent auditors and, where appropriate, for their termination and replacement. The Committee shall also be responsible for the oversight of the work performed by the independent auditor, and for resolution of any disagreements between management and the auditor regarding financial reporting. The independent auditor shall report directly to the Committee. The Committee shall pre-approve all audit services and permitted non-audit services to be performed for the Company by its independent auditor. The Committee shall also be solely responsible for approving the fees to be paid to the independent auditors for their services. The Committee may delegate authority to one or more members of the Committee to pre-approve audit and permitted non-audit services (including pre-approval of fees), provided that the approvals granted by such persons are reviewed with the full Committee at its next scheduled meeting. The independent auditors shall not be engaged to perform any non-audit services that would impair the independence of the auditors as more fully described in applicable law or SEC regulations. In carrying out the responsibilities related to the engagement and oversight of the independent auditor, the Committee may obtain the input of the Company’s management.

E. Independence/Performance of Independent Auditors. The Committee shall receive a report from the independent auditors at least annually regarding their independence. The Committee shall discuss such report with the auditors and take such action as it may deem necessary to satisfy itself that the auditors are independent. The Committee shall also evaluate the performance of the Company’s independent auditors annually. In doing so, the Committee shall consult with management and shall obtain and review a report from the independent auditors describing: (i) all relationships between the independent auditors and the Company, (ii) their internal quality control procedures, and (iii) any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years in respect of one or more independent audits conducted by the firm, and any steps taken to deal with such issues. The Committee shall also evaluate whether the provision of permitted non-audit services is compatible with maintaining the auditors’ independence.

F. Audits by Independent Auditors. The Committee shall discuss with the independent auditors prior to the commencement of the annual audit, the overall scope and plans for the audit, including any adequacy of staffing and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management and the independent auditors the Company’s major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the Company’s accounting, financial, and disclosure controls, and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

G. Review of Certain Matters with Internal and Independent Auditors. The Committee shall review periodically with management and the independent auditors the effect of new or proposed regulatory and accounting initiatives on the Company’s financial statements and other public disclosures.

H. Consultation with Independent Auditors. The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company’s response to that letter. Such review shall include a description of the difficulties encountered, including any restriction on the scope of activities or access to required information, any disagreements with management regarding generally accepted accounting principles and other matters.

I. Consultation with Corporate Counsel. The Committee shall review with the Company’s Corporate Counsel legal matters that may have a material impact on the financial statements, the Company’s compliance policies and any material reports or inquiries received from regulators or governmental agencies.

J. Other Responsibilities.

       1. The Committee shall approve guidelines for the Company’s hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

       2. The Committee shall review the Company’s policies and practices related to compliance with laws and ethical conduct.

       3. The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

       4. The Committee shall review periodically, but no less frequently than annually, a summary of the Company’s transactions with directors and executive officers and with firms that employ directors, as well as any other material related party transactions.

       5. The Committee may delegate any of its responsibilities to one or more members of the Committee.

       6. The Committee shall also carry out such other duties as may be delegated to it by the Board of Directors from time to time.

       7. The Committee may perform any other activities consistent with this charter, the by-laws and applicable listing standards and laws as the Committee or the Board of Directors considers appropriate.

K. Committee Self-Assessment. The Committee shall conduct an annual evaluation of its performance and shall report the results of such review to the Board. In connection with the annual review, the Committee shall also recommend to the Board any modifications to this Charter that the Committee deems necessary or appropriate. The format of the self-assessment shall be determined by the Committee.

APPENDIX 1

☐

PROXY CARD
THE KNOT, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints David Liu and Richard Szefc, jointly and severally, as proxies, with full power of substitution and resubstitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of THE KNOT, INC. to be held on Wednesday, May 24, 2006, or at any postponement or adjournment thereof, as specified on the reverse, and to vote in his or their discretion on such other business as may properly come before the Annual Meeting or at any postponement or adjournment thereof.

(Continued and to be signed on the reverse side)

14475

ANNUAL MEETING OF STOCKHOLDERS OF

THE KNOT, INC.

May 24, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE DIRECTOR NOMINEES AND “FOR” PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.			Election of Directors: The nominees listed are standing for re-election to the Board for the term to expire in 2009.
NOMINEES:
☐	FOR ALL NOMINEES	¡	Ann Winblad
		¡	Matthew Strauss
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	FOR	AGAINST	ABSTAIN
2.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM: To ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the calendar year ending December 31, 2006

	☐	☐	☐

UNLESS OTHERWISE SPECIFIED BY THE UNDERSIGNED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND WILL BE VOTED BY THE PROXYHOLDERS AT THEIR DISCRETION AS TO ANY OTHER MATTERS PROPERLY TRANSACTED AT THE MEETING OR AT ANY POSTPONEMENT OR ADJOURNMENT THEREOF. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, JUST SIGN BELOW — NO BOXES NEED BE CHECKED.

CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.